OPINION AND CONSENT OF ACTUARY

      On behalf of American International Life Assurance Company of New York, I hereby consent to the inclusion of the Table of Guaranteed Monthly Cost Insurance Rates Per $1,000 of Net Amount at Risk, Table of Acquisition Expenses Per $1,000 of Face Amount and Table of Initial Surrender Charges in a Registration Statement on Form S-6 registering Variable Life Insurance Policies.


                                              /s/ Joseph P. McKinnon, Jr.
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                                              Joseph P. McKinnon, Jr., ASA, MAAA